                                                                    EXHIBIT 10.7

                           (GENERAL MAGIC LETTERHEAD)


                                 July 15, 2001



Ms. Kathleen M. Layton
c/o General Magic, Inc.
420 North Mary Avenue
Sunnyvale, California  94085

            Re:   Employment Agreement

Dear Kathie:

            This Letter Agreement confirms the terms of your employment with General Magic, Inc. (the "Company") as well as our understanding with respect to any termination of that employment relationship.

            1. POSITION AND DUTIES: You will be employed by the Company as its President and Chief Executive Officer, reporting to the Company's Board of Directors (the "Board"). The Company will undertake its best efforts to have you elected to the Board upon your employment, and you agree that upon the termination of your employment for any reason you shall promptly resign from the Board should the Board so request. You accept employment with the Company on the terms and conditions set forth in this Agreement, and you agree to devote your full business time, energy and skill to your duties at the Company. However, you shall be entitled to engage in other professional activities, including, but not limited to, participating on other boards of directors (provided that you receive advance approval from the Board of your participation on such other boards), so long as such activities do not materially interfere with the performance of your duties for the Company. Your duties shall include, but not be limited to, the overall general management of the Company, as well as any other reasonable duties that may be assigned to you from time to time by the Board. This Paragraph 1 shall not be construed as preventing you from investing your assets in such form and manner as will not require any substantial services on your part in the operation of the affairs of the business entities in which such investments are made.

Ms. Kathleen Layton
Employment Agreement
Page 2


            2. TERM OF EMPLOYMENT: Your employment under this Agreement will start on January 1, 2001 ("Start Date"), will be for no specified term, and may be terminated by you or the Company at any time, for any reason, with or without cause, subject to the provisions of Paragraphs 4 and 5 below. You understand and agree that no facts or circumstances arising out of your employment, including the length of employment or any statements or conduct by the Company, can alter the "at-will" employment relationship between you and the Company, unless specifically set forth in writing and signed by you and the Board or its authorized representative.

            3. COMPENSATION: The Company will compensate you for your services as follows:

                  (a) Salary: Commencing on the Start Date, you will be paid an annual salary of $350,000 in accordance with the Company's normal payroll procedures, less applicable withholding. Your salary will be reviewed by the Board on an annual basis, and may be subject to upward adjustment based upon various factors including, but not limited to, your performance and the Company's financial performance. Any upward adjustment to your salary shall be in the sole discretion of the Board.

                  (b) Bonus: During your employment, you will be eligible to receive a bonus based upon your achievement of performance-based objectives and the Company's achievement of various financial and/or other goals payable quarterly in accordance with the Company's Executive Bonus Plan, as it may be amended by the Board from time to time. The goals that govern your bonus eligibility will be set in discussions between you and the Board, and placed in writing within 90 days following the start of each fiscal year. Your target eligibility will equal 60% of your then-current annual base salary; your actual bonus will vary, depending on the extent to which you have achieved or exceeded the goals that govern your bonus eligibility. During the first 12 months of your employment, payment of your bonus will be guaranteed at a rate of not less than 60% of your current salary, and will be paid on a quarterly basis in accordance with the Company's normal payroll procedures. All bonuses paid to you shall be subject to applicable withholding.

                  (c) Relocation Expenses. You are eligible for reimbursement of up to $180,000 (net of applicable payroll taxes) in relocation and temporary living expenses reasonably incurred by you during the first twenty-four (24) months of your employment, subject to presentation of documentation reasonably satisfactory to the Company. The Company will gross up all taxable relocation and temporary living expenses reimbursed to you or paid by the Company on your behalf. The gross-up shall be in the amount of applicable federal and state income taxes, at 39.6% and 5.62%, respectively, together with social security,

Ms. Kathleen Layton
Employment Agreement
Page 3



Medicare and SDI taxes, at 6.20%, 1.45% and 0.90%, respectively, until the applicable caps are met. If you voluntarily terminate your employment with the Company within the first twelve (12) months, you will be obligated to immediately repay the Company the net amount of relocation and temporary living expenses paid to you or on your behalf.

                  (d) Benefits: You will have the right, on the same basis as other executive employees of the Company, to participate in and to receive benefits under any Company medical, disability or other group insurance plans, as well as under the Company's 401(k) plan and business expense reimbursement and vacation policies except that, in each of the first five years of your employment, you will be eligible to accrue a total of 20 days of paid time off, in addition to the Company-paid shutdown from Christmas Day through New Year's Day each year.

                  (e) Initial Stock Options: Subject to the approval of the Board, you will be granted options to purchase an aggregate of 1,500,000 shares of the Company's common stock at an exercise price per share equal to the average of the high and low bid prices of the stock on your option grant date. 750,000 of such options shall become vested and exercisable during your service with the Company at the rate of one quarter on the first anniversary of the Start Date, and thereafter at the rate of one thirty-sixth of the unvested balance for each additional full month of your service with the Company. The remaining 750,000 of such options shall become vested and exercisable during your service with the Company at the rate of one quarter on the date six months following the Start Date, and thereafter at the rate of one third of the unvested balance for each additional full six months of your service with the Company. All of the options will be granted to you outside of the Company's existing stock option plans, and shall be governed by and subject to the terms and conditions of stock option agreements in substantially the form attached hereto as Exhibit A (which you will be required to sign in connection with the issuance of the stock options). The Company will undertake, as soon as practicable following the grant of such options, to register the shares underlying the options on Form S-8 under the Securities Act of 1933, and shall keep such Form S-8 in effect for the entire period the options remain outstanding.

            4. VOLUNTARY TERMINATION:

                  (a) Resignation. In the event that you voluntarily resign from your employment with the Company other than for Good Reason as defined in Subparagraph 5(d), you will be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination of employment. In particular, you shall not be entitled to any bonus or pro rata portion thereof under Subparagraph 3(b), for the quarter in which your employment so terminates. You agree that in the event you voluntarily terminate




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Ms. Kathleen Layton
Employment Agreement
Page 4



your employment with the Company other than for Good Reason as defined in Subparagraph 5(d), you shall provide the Company with sixty days' written notice of your resignation. The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept your resignation at an earlier date, provided that the Company shall continue your salary, bonus and all benefits, and your stock options shall continue to vest, during the balance of the notice period.

                  (b) Death or Disability. In the event that your employment terminates as a result of your death or disability (meaning that you are unable to perform your duties for any 120 days in any one year period as a result of a physical and/or mental impairment), you or your heirs will continue to be paid at your then applicable salary rate, less applicable withholding, for a period of five (5) months following the termination of your employment due to death or disability. During such five-month period you will continue to vest in any unvested stock options previously granted to you by the Company. Such stock options shall remain exercisable for a period of eighteen (18) months following the later of (i) the date of your termination of service as Chief Executive Officer of the Company, or (ii) the date of such option vesting; provided, however, that such stock options shall not be exercisable following the expiration of the option term.

            5. OTHER TERMINATION: The Company may terminate your employment under the circumstances set forth below.

                  (a) Termination for Cause: The Company may terminate your employment for cause. If your employment is terminated by the Company for cause as defined below, you shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination for cause. In particular, you shall not be entitled to any bonus or pro rata portion thereof under Subparagraph 3(b) for the quarter in which your termination occurs.

                  For purposes of this Agreement, a termination "for cause" occurs if you are terminated for any of the following reasons, as determined by the Board in good faith: (i) your willful dishonesty or fraud with respect to the business affairs of the Company; (ii) your intentional falsification of any employment or Company records; (iii) your misappropriation of or intentional material damage to the business or property of the Company, including the improper use or disclosure of the confidential or proprietary information of the Company; (iv) your conviction (including by plea of guilty or nolo contendere) of a felony or other crime that, in the Company's judgment, materially impairs your ability to perform your duties for the Company, or materially and adversely affects the Company's reputation or standing in the community; (v) your failure or inability to perform any assigned duties reasonably expected of a chief executive officer after receipt by you of written notice from the Board of such failure or inability, and a reasonable (but not




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Ms. Kathleen Layton
Employment Agreement
Page 5




less than thirty (30) day) opportunity to cure; or (vi) any material breach of this Agreement by you, which breach is not cured within ten (10) days after receipt by you of written notice from the Board of such breach.

                  (b) Termination Without Cause. The Company may terminate your employment without cause, and you may resign for Good Reason. Subject to Subparagraph 5(c), if your employment is terminated by the Company without cause (and not as a result of your death or disability), or you resign for Good Reason (as defined in Subparagraph 5(d)), then,

                        (i) for two years from the date of termination:

                              (A) you shall continue to be considered an
employee (but not an officer or an executive and you shall have no authority to act on behalf of the Company);

                              (B) you shall continue to be paid at your final
salary rate (but in no event less than $350,000 per year), less applicable withholding;

                              (C) all stock options previously granted to you by
the Company shall continue to vest, and such stock options shall remain exercisable for a period of eighteen (18) months following the later of (i) the date of your termination of service as Chief Executive Officer of the Company or
(ii) the date of such option vesting; provided, however, that such stock options shall not be exercisable following the expiration of the option term; and

                              (D) you shall be entitled to participate in the
Company's benefit programs, in accordance with the terms thereof.

                        (ii) In addition, you shall be entitled to the bonus you would have earned (had your employment not been terminated) for each quarter remaining in the year such termination occurs, such bonus to be paid in accordance with Subparagraph 3(b), but you shall not be entitled to earn any additional bonus payment thereafter.

                  (c) Termination Without Cause Following Change in Control: If your employment is terminated by the Company without cause or you resign for Good Reason (as defined in Subparagraph 5(d)) during the period commencing thirty (30) days prior to the date of the Company's first public announcement that the Company has entered into an agreement that would result in a Change in Control (as defined below) and ending one year following such Change in Control, you shall receive the compensation and benefits described in Subparagraph 5(b), except that all of your unvested outstanding stock options shall vest immediately. Such stock options shall remain exercisable for a period of eighteen (18) months following the later of (i) the date of your termination of service as Chief Executive Officer of the Company, or (ii) the date of such option vesting; provided, however, that such stock options shall not be exercisable following the expiration of the option term.

      If, due to the benefits provided under this Agreement, you are subject to any excise tax due to characterization of any amounts payable hereunder as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code, the Company agrees to gross up the amount payable to you such that the net amount realizable by you is the same as if there were no such excise tax; provided, however, that the foregoing shall be conditioned upon your cooperating with the Company in such manner as may be reasonably requested (other than reducing amounts payable hereunder) so as to minimize the amount of such excise tax and provided, further, that the maximum amount that the Company shall be obligated to pay pursuant to this provision shall be $100,000. Notwithstanding the foregoing, however, upon a Change in Control, you may elect in your sole discretion, not to have any portion of such options vest in order to avoid any "excess parachute payment" under Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended.

      For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

                        (i) a dissolution or liquidation of the Company;

                        (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company so long as the Company's stockholders immediately prior to such transaction will, immediately after such transaction, fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the acquiring entity (for purposes of this clause, any person who acquired securities of the Company prior to the occurrence of such asset transaction in contemplation of such transaction and who after such transaction possesses direct or indirect ownership of at least ten percent (10%) of the securities of the acquiring entity immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction);

                        (iii) either a merger or consolidation in which the Company is not the surviving corporation and the stockholders of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a controlled affiliate of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the surviving corporation and

Ms. Kathleen Layton
Employment Agreement
Page 7



is not itself a controlled affiliate of any other entity) immediately following such transaction, or a reverse merger in which the Company is the surviving corporation and the stockholders of the Company immediately prior to the reverse merger fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the securities of the Company (or if the Company is a controlled affiliate of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the Company and is not itself a controlled affiliate of any other entity) immediately following the reverse merger (for purposes of this clause, any person who acquired securities of the Company prior to the occurrence of a merger, reverse merger, or consolidation in contemplation of such transaction and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving corporation (or if the Company or the surviving corporation is a controlled affiliate, then of the appropriate entity as determined above) immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction);

                        (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or a subsidiary or other controlled affiliate of the Company) of the direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or

                        (v) the individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. For the purposes of this clause, if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

            (d) Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following conditions, without your written consent, which condition(s) remain(s) in effect 10 days after written notice to the Board from you of such condition(s):

                  (i) a material decrease in your base salary and/or a material decrease in your bonus plan or employee benefits following a Change in Control; or



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Ms. Kathleen Layton
Employment Agreement
Page 8



                  (ii) a material decrease in your base salary and/or a material decrease in your bonus plan or employee benefits prior to a Change in Control, unless such decreases of similar materiality apply to the Company's executives generally; or

                  (iii) a material, adverse change in your responsibilities or duties, as measured against your responsibilities or duties immediately prior to such change causing it to be of materially less stature or responsibility, and such a materially adverse change shall in all events be deemed to occur if you no longer serve as Chief Executive Officer of a publicly traded company reporting to the Board of Directors; or

                  (iv) in the event of the relocation of your work place for the Company to a location more than 25 miles from the Company's current headquarters following a Change in Control.

      6. CONFIDENTIAL AND PROPRIETARY INFORMATION: As a condition of your employment, you agree to sign the Company's Proprietary Rights and Information Agreement, attached hereto as Exhibit B.

      7. DISPUTE RESOLUTION: In the event of any dispute or claim under this Agreement or relating to or arising out of your employment relationship with the Company or the termination of your employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination or employment discrimination), you and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the American Arbitration Association's National Rules for the Resolution of Employment Disputes in Santa Clara County, California. You and the Company hereby knowingly and willingly waive your respective rights to have any such disputes or claims tried to a judge or jury. Nothing in this paragraph shall prevent the Company from seeking injunctive relief for any violation or threatened violation of the Proprietary Rights and Information Agreement referred to in Paragraph 6 of this Agreement.

      8. INTERPRETATION: This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

      9. ASSIGNMENT: In view of the personal nature of the services to be performed under this Agreement by you, you cannot assign or transfer any of your rights or obligations under this Agreement. The rights and obligation of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company.



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Ms. Kathleen Layton
Employment Agreement
Page 8


      10. ENTIRE AGREEMENT: This Agreement and the agreements referred to above constitute the entire agreement between you and the Company regarding the terms and conditions of your employment, and they supersede all prior negotiations, representations or agreements between you and the Company regarding your employment, whether written or oral.

      11. MODIFICATION: This Agreement may only be modified or amended by a supplemental written agreement signed by you and another authorized member of the Board.

      12. INDEMNIFICATION. During the period you remain an officer or member of the Board of Directors, you shall be entitled to such indemnification as the Company generally provides its officers and directors including, but not limited to, that provided pursuant to the terms of the Company's Indemnification Agreement, a copy of which is attached hereto as Exhibit C.

      13. ATTORNEYS' FEES. In any proceeding brought to interpret or enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

      Please sign and date this letter in the space provided below to acknowledge your acceptance of the terms of this Agreement.

                                   Sincerely,


                                   General Magic, Inc.



                                   By: /s/ Susan G. Swenson
                                       ---------------------------
                                       Chairman





      I agree to and accept employment with General Magic, Inc. on the terms and conditions set forth in this Agreement, effective as of January 1, 2001.


                                       /s/ K. M. LAYTON
                                       ---------------------------
                                       Kathleen M. Layton

                                                                       EXHIBIT A

                       NONQUALIFIED STOCK OPTION AGREEMENT

(Incorporated by reference to Exhibits 4.19 and 4.20 to the Company's Report on Form S-8 filed with the Securities and Exchange Commission on August 8, 2001)

                                   EXHIBIT B

                  PROPRIETARY RIGHTS AND INFORMATION AGREEMENT

                               General Magic, Inc.
                  Proprietary Rights and Information Agreement

This Agreement sets forth the understanding between you and General Magic, Inc. ("General Magic") concerning any discoveries and inventions you may make in connection with your employment by General Magic and your treatment of General Magic's confidential and proprietary information. General Magic has agreed to employ you or continue to employ you with the understanding and expectation that you agree to and will abide by the following terms and conditions:

1.0    INVENTIONS

       As used in this Agreement, the term "Inventions" means any and all inventions and discoveries, including improvements, original works of authorship, designs, formulas, processes, computer programs, databases, trade secrets, and related proprietary information and materials.

       a.     Your Rights in Inventions

              I.     Previous Employee Inventions
                     Previous employee Inventions belong to you.

              II.    Future Employee Inventions

                     General Magic acknowledges and agrees as provided in
                     Section 2870 of the California Labor Code(1) that any Inventions that: (a) you develop entirely on your own time,
                     (b) you develop without using General Magic equipment, supplies, facilities, or trade secret information, (c) do not result from any work performed by you for General Magic, and (d) do not relate to General Magic's business, or its actual or demonstrably anticipated research or development, will be owned entirely by you, even if developed by you during the time period in which you are employed by General Magic.

       b.     General Magic's Right in Inventions

              I.     Disclosure

                     You agree to make full written disclosure in confidence to General Magic of any and all Inventions that you develop during or as the result of your employment with General Magic.

              II.    Assignment of Inventions to General Magic

                     You agree that all Inventions that: (a) are developed using the equipment, supplies, facilities, or trade secrets of General Magic, (b) result from work performed by you for General Magic, and (c) relate to the business, or actual or demonstrably anticipated research or development of General Magic ("General Magic Inventions"), will be the sole and exclusive property of General Magic, and you will and hereby transfer and assign any "moral" rights that you may have in any General Magic Inventions under any copyright or other similar law, whether U.S. or foreign. You agree to waive and never to assert any such "moral" rights in General Magic Inventions during or after the termination of your employment with


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General Magic Proprietary Rights and Information Agreement           Page 1 of 4

              General Magic. This Agreement applies only to those Inventions that are related, indirectly or directly, to your assignment and responsibility at General Magic.

       c.     Protection of General Magic Inventions

              You agree (at General Magic's expense) to assist General Magic in every proper way to obtain and to help General Magic enforce patents, copyrights, and other legal protections for General Magic Inventions in any and all countries. You agree to execute any documents that General Magic may reasonably request for use in obtaining or enforcing such patents, copyrights, and other legal protections. You acknowledge that all original works for authorship that are made by you (solely or jointly with others) within the scope of your employment at General Magic, and that are protectable by copyright, are "works made for hire," as that term is defined in the Untied States Copyright Act (17 U.S.C. section
              101).

2.0    PROPRIETARY INFORMATION

       You understand that your employment with General Magic creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to you by General Magic or learned by you in the course of your duties at General Magic, and that relates to: (a) the business of General Magic or that of any of its subsidiaries, affiliates, customers, suppliers, or (b) any confidential information of third parties disclosed to General Magic. Such confidential and secret information includes information concerning Inventions, marketing plans, product plans, business strategies, financial information and forecasts, personnel information, and customer lists and is referred to collectively in this Agreement as any "Proprietary Information."

       a.     Confidentiality of Proprietary Information

              At all times, both during your employment by General Magic and after your termination of employment, you agree to keep all Proprietary Information in confidence and trust, and you will not use or disclose Proprietary Information without the written consent of General Magic, except as may be necessary to perform your duties as an employee of General Magic. Upon termination of your employment with General Magic, you will promptly deliver to General Magic all documents and materials of any kind pertaining to your work with General Magic, and you will not take with you any documents, materials, or copies thereof, whether on paper, magnetic, or optical media or any other medium, containing any Proprietary Information.

       b.     Information of Former Employer

              You agree that during your employment at General Magic you will not improperly use or disclose any confidential or proprietary information or trade secrets of your former employers.


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General Magic Proprietary Rights and Information Agreement           Page 2 of 4

3.0    NO CONFLICTING OBLIGATIONS

       a.     No Conflicting Employment

              You agree that during the term of your employment at General Magic you will not plan or engage in any other employment, occupation, consulting, or other business activity directly related to the business in which General Magic is involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your employment obligation to General Magic. This restriction may only be modified by written permission of a member of the Management Team.

       b.     No Conflicting Agreements

              You represent to General Magic that you have no other agreements or commitments that would hinder or prevent the full performance of your duties as a General Magic employee or obligations under this Agreement, and you agree not to enter into any such conflicting agreement during the term of your employment at General Magic.

       c.     Disclosure of Agreement

              You hereby authorize General Magic to notify others, including customers of General Magic, and any future employers you may have, of the terms of this Agreement and your responsibilities under this Agreement.

4.0    NO IMPLIED EMPLOYMENT RIGHTS

       You understand and agree that this Agreement does not confer upon you any rights to continued employment by General Magic that you would to otherwise have, nor does this Agreement obligate General Magic to employ you for any specific period of time.

5.0    GENERAL PROVISIONS

       a.     Severablity

              If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

       b.     Governing Law

              This Agreement will be governed by the laws of the State of California, excluding that body of law concerning conflicts of law. Any litigation or dispute resolution between the parties relating to this Agreement will take place in Santa Clara County, California, and you and General Magic each contest to the personal jurisdiction of and venue in the state and federal courts within that county.

       c.     Entire Agreement

              This Agreement sets forth the entire Agreement an understanding between you and General Magic relating to the subject matter of this Agreement. No modification to or amendment of this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both you and any authorized representative of


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General Magic Proprietary Rights and Information Agreement           Page 3 of 4

              General Magic. Any subsequent changes in your duties, salary, or compensation will not affect the validity or scope of this Agreement.

       d.     Successors and Assigns

              This Agreement will be binding upon your heirs, executors, administrators, and other legal representatives and will be for the benefit of General Magic, its successors and assigns.

Please make and retain a copy of this Agreement for your records.



/s/ K. M. LAYTON                        1/02/01
----------------------------------      ----------------------------------------
Employee Signature                      Date Signed


KATHLEEN M. LAYTON
----------------------------------
Print Name


----------

(1) California Labor Code, Section 2870, Employment Agreements, Assignment of Rights

       a. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

              1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

              2) Result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a.), the provision is against the public policy of this state and is unenforceable.


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General Magic Proprietary Rights and Information Agreement           Page 4 of 4

                                                                       EXHIBIT C

                           INDEMNIFICATION AGREEMENT

     (Incorporated by reference to Exhibit 10.1 to the Company's Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2000